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                                                                      EXHIBIT 10

                                                 Property Name: RIDGEPORT PLAZA

                          PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made between BANK OF AMERICA, N.A., a national banking association ("Seller"), and Southern Community Bank, a state banking association ("Purchaser").

         In consideration of the mutual covenants herein contained, Seller and Purchaser agree as follows:

                             1. PURCHASE AND SALE

         1.1 PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, the following described property (herein collectively called the "Property"):

                  (a) LAND. That certain tract of land (the "Land") located in Colier County, Florida, being more particularly described on EXHIBIT A, attached hereto and incorporated herein by reference together with all improvements, if any, located thereon;

                  (b) EASEMENTS. All easements, if any, benefiting the Land;

                  (c) RIGHTS AND APPURTENANCES. All rights and appurtenances pertaining to the foregoing, if any, including any right, title and interest of Seller, if any, in and to adjacent streets, alleys or rights-of-way;

                  (d) IMPROVEMENTS. All improvements (the "Improvements") in and on the Land; and

                  (e) TANGIBLE PERSONAL PROPERTY. Subject to the provisions of
         SECTION 9.2 hereinafter, all of Seller's right, title and interest in all appliances, fixtures, equipment, machinery, furniture, carpet, drapes and other personal property, if any, located on or about the Land and the Improvements (the "Tangible Personal Property").

                               2. PURCHASE PRICE

         2.1 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Property shall be ONE MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($1,200,000) and shall be paid by Purchaser to Seller at the Closing (as defined in SECTION 6.1). The Purchase Price shall be payable at Closing in United States currency as provided in Section 6.6(a) below.



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                               3. EARNEST MONEY

         3.1 EARNEST MONEY. Within forty-eight (48) hours after notice to Purchaser that Purchaser's bid has been accepted by Seller and Seller has executed this Agreement, Purchaser shall deliver to ROETZEL & ANDRESS, P.A. (the "Escrow Agent") as escrow agent, by cashier's check or wired funds, a deposit in an amount equal to ten percent (10%) of the Purchase Price in cash (such amount, together with all interest, if any, earned thereon being referred to as the "Earnest Money"), to be invested by the Escrow Agent in an account as Purchaser and Seller shall direct, together with a W-9 form. If the sale of the Property is consummated pursuant to the terms of this Agreement, the Earnest Money shall be paid to Seller and applied to the payment of the Purchase Price. If Purchaser terminates this Agreement in accordance with any right to terminate that Purchaser is granted by the terms of this Agreement, the Earnest Money shall be immediately returned to Purchaser, and no party hereto shall have any further obligations under this Agreement except for the obligations specified in SECTION 4.2 and SECTION 10.2. Simultaneously herewith, Purchaser and Seller shall enter into with Escrow Agent an Escrow Agreement in the form attached hereto as Exhibit "B", with regard to the Earnest Money.

                           4. CONDITIONS TO CLOSING

         4.1 TITLE COMMITMENT, SURVEY AND PHASE I ENVIRONMENTAL SITE
ASSESSMENT.

                  (a) Prior to the execution of this Agreement, Seller has delivered to Purchaser for Purchaser's review, (i) a commitment for title insurance (the "Title Commitment") for an Owner's Policy of Title Insurance issued by Chicago Title Insurance Company ("Title Company"); (ii) a current survey of the Property (the "Survey"); and
         (iii) a Phase I Environmental Site Assessment of the Property (the "Environmental Audit").

                  (b) Seller shall deliver to Purchaser within thirty (30) days after the execution of this Agreement, (i) an endorsement to the Title Commitment (the "Endorsement"), naming Purchaser as the insured and updating the effective date of the Title Commitment; (ii) an updated Survey certifying the Survey to Purchaser and updating the effective date of the Survey; and (iii) a certificate executed by the environmental consultant certifying the Environmental Audit to Purchaser and authorizing Purchaser to rely upon the Environmental Audit.

                  (c) Purchaser shall have five (5) days after receipt of the Endorsement and updated Survey (the "Approval Period") within which to review the Endorsement and updated Survey and to object to any material change to the Title Commitment and Survey as disclosed by the Endorsement and updated Survey. If Purchaser fails to object to any such change by written notice to Seller within the Approval Period, Purchaser shall be deemed to have approved any such change. If Purchaser objects to any such change by written notice to Seller during the Approval Period, Seller shall have the right (without any obligation to do so) to cure or attempt to cure Purchaser's objection to such change within ten (10) days after Purchaser's notice of objection, or, if sooner, by the Closing Date, as hereinafter defined. In the event Seller is unable to or elects not to cure any one or more of Purchaser's objections, Seller shall notify Purchaser in writing of such election (the "Election Notice'), and Purchaser may at its option



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         terminate this Agreement by notifying Seller in writing within three
         (3) days after receiving the Election Notice, in which event the Escrow Agent shall return the Earnest Money to Purchaser and the parties shall have no further liability to one another, except as specifically set forth herein. If Purchaser fails to terminate the Agreement within three (3) days after receiving the Election Notice, Purchaser shall be deemed to have waived such objection and the Agreement shall proceed to Closing. The term "Permitted Exceptions", as used herein, shall mean (i) the title exceptions listed in Schedule B of the Title Commitment which Purchaser approves or is deemed to approve pursuant to this SECTION 4.1, (ii) any general exceptions and exclusions contained in the standard owner's policy of the Title Company that are not deleted pursuant to the Owner's Affidavit, and
         (iii) the exceptions listed on the Special Warranty Deed attached as Exhibit C hereto.

         4.2 CONFIDENTIALITY. All information i provided by Seller to Purchaser or obtained by Purchaser relating to the Property in the course of its review, including, without limitation, any environmental assessment or audit, shall be treated as confidential information by Purchaser and Purchaser shall instruct all of its employees, agents, representatives and contractors as to the confidentiality of all such information. Purchaser will not, except with the express prior written consent of Seller, directly or indirectly, (a) disclose or permit the disclosure of any information to any person or entity, except persons who are bound to observe the terms hereof, or (b) use or permit the use of all information pertaining to the Property (1) in any way detrimental to the Seller or (2) for any purpose other than evaluating the contemplated purchase of the Property. Purchaser agrees, that if the closing does not occur, Purchaser will promptly return to the Seller or its authorized agent all written or tangible information pertaining to the Property, including all copies or extracts thereof, and all notes based upon the information. Neither the Seller, nor any of its officers, directors, employees, agents or representatives, shall be deemed to make or have made any representation or warranty as to the accuracy or completeness of any information pertaining to the Property or whether or not the information provided constitutes all of the information available to the Seller; and neither the Seller nor any of its officers, directors, employees, representatives or agents shall have any liability resulting from Purchaser's use of any information pertaining to the Property. Notwithstanding anything to the contrary set forth in this Agreement, the obligations of Purchaser set forth in this SECTION 4.2 shall survive the Closing or the termination of this Agreement, as applicable.

         4.3 TERMINATION. If this Agreement is terminated pursuant to SECTION
4.1 above, the Earnest Money will be promptly refunded to Purchaser and neither party shall have any further obligations under this Agreement except with respect to the obligations specified in SECTION 4.2, this SECTION 4.3 and
SECTION 10.2. Purchaser shall, within ten (10) days of such termination, deliver to Seller copies of the Title Commitment, Survey, Environmental Audit and any updates, all feasibilitv studies, engineering reports and all other information obtained by Purchaser with respect to the Property.



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                5. NO REPRESENTATIONS OR WARRANTIES BY SELLER;
                             ACCEPTANCE OF PROPERTY

         5.1 DISCLAIMER. PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER I-LAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES (OTHER THAN THE WARRANTY OF TITLE AS SET OUT IN THE SPECIAL WARRANTY DEED, AS DEFINED BELOW, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY- OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, OR (H) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY, THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE, ZONING OR DEVELOPMENT OF REGIONAL IMPACT LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS (AS DEFINED BELOW). PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER AND AT THE CLOSING AGREES TO ACCEPT THE PROPERTY AND WAIVE ALL OBJECTIONS OR CLAIMS AGAINST SELLER (INCLUDING, BUT NOT LIMITED T0, ANY RIGHT OR CLAIM OF CONTRIBUTION) ARISING FROM OR RELATED TO THE PROPERTY OR TO ANY HAZARDOUS MATERIALS ON THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH




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INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR
WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY PURCHASER SUBJECT TO THE FOREGOING. THE PROVISIONS OF THIS SECTION .5 SHALL SURVIVE THE CLOSING.

         5.2 HAZARDOUS MATERIALS. "Hazardous Materials" shall mean any substance which is or contains (i) any "hazardous substance" as now or hereafter defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss.9601 et seq.) ("CERCLA") or any regulations promulgated under or pursuant to CERCLA; (ii) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.) ("RCRA") or regulations promulgated under or pursuant to RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; and (viii) any additional substances or materials which are now or hereafter classified or considered to hazardous or toxic under Environmental Requirements (as hereinafter defined) or the common law, or any other applicable laws relating to the Property. Hazardous Materials shall include, without limitation, any substance, the presence of which on the Property, (A) requires reporting, investigation or remediation under Environmental Requirements; (B) causes or threatens to cause a nuisance on the Property or adjacent property or poses or threatens to pose a hazard to the health or safety of persons on the Property or adjacent property; or (C) which, if it emanated or migrated from the Property, could constitute a trespass.

         5.3 ENVIRONMENTAL REQUIREMENTS. Environmental Requirements shall mean all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders, and decrees, now or hereafter enacted, promulgated, or amended, of the United States, the states, the counties, the cities, or any other political subdivisions in which, the Property is located, and other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Property, the Property, or the use of the Property, relating to pollution, the protection or regulation of human health, natural resources, or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or waste or Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

         5.4 RADON NOTICE. RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.




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         5.5 ENVIRONMENTAL RISKS. Purchaser acknowledges that there are, or may be, certain environmental issues and/or risks with respect to the Property.

         5.6 INDEMNITY. Purchaser hereby expressly acknowledges that from and after the Closing. Purchaser shall be responsible and liable for the proper maintenance and handling of any and all Hazardous Materials, if any, located in or on the Property or in the Improvements in accordance with all Environmental Requirements, including the regulations at 40 C.F.R. Section 61 as authorized under the Clean Air Act and all regulations promulgated or to be promulgated under all other applicable local, state or federal laws, rules or regulations, as same may be amended from time to time. Furthermore, from and after Closing, Purchaser shall indemnify and hold Seller harmless from and against any and all claims, costs, damages or other liability, including attorney's fees; incurred by Seller as a result of any Hazardous Materials being located now or previously on the Property or in the Improvements or as a result of Purchaser's failure to comply with the requirements of this Section in connection with Purchaser's proper maintenance and handling of any and all Hazardous Materials, if any, located in or on the Property or in the Improvements. This Indemnification shall survive the Closing of this Agreement.

         5.7 RELEASE. Purchaser, on behalf of itself and its heirs, successors and assigns hereby waives, releases, acquits and forever discharges Seller, its officers, directors, shareholders, employees, agents, attorneys, representatives, and any other persons acting on behalf of Seller and the successors and assigns of any of the preceding, of and from any and all claims, actions, causes of action, demands, rights, damages, costs, expenses or compensation whatsoever, direct or indirect, known or unknown, foreseen or unforeseen, which Purchaser or any of its heirs, successors or assigns now has or which may arise in the future on account of or in any way related to or in connection with any past, present, or future physical characteristic or condition of the Property or the Improvement:, including, without limitation, any Hazardous Materials in, at, on, under or related to the Property or the improvements, or any violation or potential violation of any Environmental Requirement applicable thereto. Notwithstanding anything to the contrary set forth herein, this release shall survive the Closing or termination of this Agreement.

                                  6. CLOSING

         6.1 CLOSING. The closing (the "Closing") shall be held at a mutually acceptable location to Seller and Purchaser at 10:00 a.m. on or before that date designated by Seller which is not less than forty-five (45) days after the date hereof but not, more than ninety (90) days after the date hereof (the "Closing Date"), unless the parties mutually agree upon another time or date.

         6.2 POSSESSION. Possession of the Property shall be delivered to Purchaser at the Closing, subject to the Permitted Exceptions.

         6.3 PRORATION: TAXES. At Closing, pro-rations of income and expense and the apportionment of taxes shall be as follows:



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                  (a) All rents, income, utilities and all other operating
         expenses with respect to the Property, if any, for the month in which the Closing occurs, and real estate and personal property taxes and other assessments with respect to the Property for the year in which the Closing occurs, shall be prorated as of the date of Closing.

                  (b) Taxes shall be prorated based upon the maximum allowable discount and all applicable exemptions. If the Closing shall occur before the tax rate or the assessed valuation of the Property is fixed for the then current year, the apportionment of taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. Subsequent to the Closing, when the tax rate and the assessed valuation of the Property are fixed for the year in which the Closing occurs, the parties agree that there shall be no adjustment of such taxes.

                  (c) The agreements of Seller and Purchaser set forth in this
         SECTION 6.3 shall survive the Closing.

         6.4 CLOSING COSTS. Except as otherwise expressly provided herein, Seller shall pay, on the Closing Date, all of the cost of the preparation of the deed, any documentary stamps on the deed and surtax, if any, and certified and pending municipal special assessment liens for which the work has been substantially completed, and Purchaser shall pay, on the Closing Date, the cost of the Title Commitment, including, without limitation, the cost of a title search or abstract of the Property, and the premium for the Owner's Policy, all recording costs, intangible tax on any mortgage, documentary stamps on any note, pending special assessment liens for which the work has not been substantially completed, the cost of any inspections, and any other customary charges and costs of closing. In addition, Purchaser shall reimburse Seller for the cost of the Survey and Environmental Audit and updates and recertifications thereof. Except as otherwise provided herein, each party shall pay its own attorneys' fees.

         6.5 SELLER'S OBLIGATIONS AT THE CLOSING. At the Closing, Seller shall deliver to Purchaser each of the following documents but in no event earlier than the delivery to Seller of all of the proceeds of sale of the Property by wire transfer or immediately available U.S. funds:

                  (a) DEED. Special Warranty Deed (the "Deed") executed by Seller conveying the Land and the Improvements located thereon to Purchaser subject to no exceptions other than the Permitted Exceptions, in the form attached to this Agreement as EXHIBIT C.

                  (b) EVIDENCE OF AUTHORITY. Copy of such documents and resolutions as may be acceptable to the Title Company, so as to evidence the authority of the person signing the Deed and other documents to be executed by Seller at the Closing and the power and authority of Seller to convey the Property to Purchaser in accordance with this Agreement.



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                  (c) FOREIGN PERSON. An affidavit of Seller certifying that
         Seller is not a "foreign person", as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act, as amended.

                  (d) OWNER'S AFFIDAVIT. An executed affidavit or other document acceptable to the Title Company in issuing the Owner's Policy without exception for possible lien claims of mechanics, laborers and materialmen or for parties in possession, as applicable.

                  (e) BILL OF SALE AND ASSIGNMENT. Bill of Sale and Assignment (the "Bill of Sale") executed by Seller assigning to Purchaser the Tangible Personal Property, in the form attached to this Agreement as EXHIBIT D.

                  (f) CLOSING STATEMENT. A closing statement setting forth the allocation of closing costs, purchase proceeds, etc.

         6.6 PURCHASER'S OBLIGATIONS AT THE CLOSING. At the Closing, Purchaser shall deliver to Seller the following:

                  (a) PURCHASE PRICE. The Purchase Price by wire transfer of immediately available U.S. funds;

                  (b) EVIDENCE OF AUTHORITY. Such consents and authorizations as Seller may reasonably deem necessary to evidence authorization of Purchaser for the purchase of the Property, the execution and delivery of any documents required in connection with Closing and the taking of all action to be taken by the Purchaser in connection with Closing; and

                  (c) OTHER - DOCUMENTATION. Such other documents as may be reasonable and necessary in the opinion of the Seller or its counsel to consummate and close the purchase and sale contemplated herein pursuant to the terms and provisions of this Agreement.

                                7. RISK OF LOSS

         7.1 CONDEMNATION. If, after the date of this Agreement and prior to the Closing, action is initiated to take any of the Property by eminent domain proceedings or by deed in lieu thereof, Purchaser may either (a) terminate this Agreement, or (b) consummate the Closing, in which latter event the award of the condemning authority shall be assigned to Purchaser at the Closing. If, prior to the date of this Agreement, an action has been initiated to take any of the Property by eminent domain proceedings or by deed in lieu thereof, any award made by the condemning authority shall be paid to Seller and the portion of the Property taken shall be deleted from the Property without a reduction in the Purchase Price.

         7.2 CASUALTY. Seller assumes all risks and liability for damage to or injury occurring to the Property by fire, storm, accident, or any other casualty or cause until the Closing has been consummated. If the Property, or



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any part thereof, suffers any damage in excess of $50,000.00 prior to the
Closing from fire or other casualty, which Seller, at its sole option, does not repair, Purchaser may either (a) terminate this Agreement, or (b) consummate the Closing, in which latter event the proceeds of any insurance not exceeding the Purchase Price and covering such damage shall be assigned to Purchaser at the Closing. If the Property, or any part thereof, suffers any damage less than or equal to $50,000.00 prior to the Closing, Purchaser agrees that it will 'consummate the Closing and accept the assignment of the proceeds of any insurance covering such damage at the Closing.

                                  8. DEFAULT

         8.1 BREACH BY SELLER. If Seller breaches this Agreement, Purchaser may, as Purchaser's sole and exclusive remedy hereunder, either (a) terminate this Agreement and thereupon shall be entitled to the immediate return of the Earnest Money, or (b) enforce specific performance of this Agreement. In no event shall Seller be liable to Purchaser for any actual, punitive, speculative, consequential or other damages of any kind.

         8.2 BREACH BY PURCHASER. If Purchaser breaches this Agreement, Seller may, as Seller's sole remedy and relief hereunder, either (a) terminate this Agreement and thereupon be entitled to receive the Earnest Money as liquidated damages (and not as a penalty), or (b) enforce specific performance of this Agreement. Seller and Purchaser have made the above provision for liquidated damages because it would be difficult to calculate, on the date hereof, the amount of actual damages for such breach and that these sums represent reasonable compensation to Seller for such breach.

         8.3 RETURN/DELIVERY OF EARNEST MONEY. In the event the Earnest Money is returned to the Purchaser, a: provided in SECTION 8.1 above, or delivered to the Seller, as provided in SECTION 8.2 above, upon the return or delivery of the same, the parties hereto shall have no further right; obligations or liabilities with respect to each other hereunder, except for the obligations specified in SECTION 4.2, SECTION 4.3 and SECTION 10.2 hereof.

                             9. FUTURE OPERATIONS

         9.1 FUTURE OPERATIONS. From the date of this Agreement until the Closing or earlier termination of this Agreement, Seller will (a) keep and maintain the Property in substantially the same condition as of the date of this Agreement, reasonable wear and tear excepted, and (b) promptly advise Purchaser of any litigation, arbitration or administrative hearing concerning the Property arising or threatened of which Seller has written notice.

         9.2 TRADE FIXTURES AND EQUIPMENT. Purchaser acknowledges that Seller is currently using the Property as a banking facility. Prior to the Closing, Seller shall be entitled, at Seller's option, to remove from the Property all trade fixtures, equipment, furniture, furnishings, appliances, supplies, records, documents, cash, coin, and other items of moveable personal property relating to the operation of Seller's business that may be situated upon the Property (including, without limitation, all safes, vaults, vault doors, signage, pylons, alarms and security equipment, auxiliary generators, cubicles




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and removable partitions, computers and computer-related equipment, telecommunication equipment, halon systems, draperies, and decorations) and such items removed by Seller shall be excluded from the Improvements and Tangible Personal Property to be conveyed hereunder and shall remain the property of Seller. Seller shall have no obligation to repair any damage to the Property caused by the removal of such items, and Purchaser shall accept the Property in its then-existing condition at the Closing; provided, however, Seller shall use its best efforts to minimize any such damage to the Property caused by the removal of such items.

         9.3 RESTRICTIVE COVENANT. Purchaser shall not use or permit the Property to be used by any person or entity for "retail banking purposes" (the "Use Restriction") for a period of sixty (60) days from the Closing Date, or, in the event Seller leases the Property from Purchaser, sixty (60) days after the lease is terminated (the "Restricted Period"). The term "retail banking purposes" shall include, without limitation, receiving deposits or making loans to the general public, whether done by a state bank, national bank, savings and loan association, credit union or other entity, whether by walk-up or drive-in teller facility or otherwise. In addition, during the Restricted Period: (i) there shall be no signage or advertising of any type placed or permitted upon any portion of the Property that relates to a financial institution, including Purchaser (the "Signage Restriction"), and (ii) there shall be no public announcements, advertising, solicitations, business development, notices or other publications relating in any manner to the present or future operation of a financial institution, including Purchaser, upon the Property (the "Advertising Restriction"). In the event of a violation of any of the aforesaid Restrictions, Seller shall be entitled to pursue all remedies available at law or in equity, including, without limitation, injunctive relief. In addition, Seller shall be entitled to recover from Purchaser liquidated damages in the amount of $2,000.00 per day for any violation of the Use Restriction or Signage Restriction and $25,000.00 for each and every violation of the Advertising Restriction. The parties recognize and acknowledge that the foregoing liquidated damages are reasonable and do not constitute a penalty and are being imposed due to the difficulty of calculating the actual damages that would result from a violation of these Restrictions. In the event of any litigation relating to the enforcement of the provisions contained in this Section, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorney's fees. The provisions contained in this SECTION 9.3 shall survive the Closing.

                               10. MISCELLANEOUS

         10.1 NOTICES. All notices, demands and requests which may be given or which are required to be given by either party to the other under this Agreement, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective when either: (i) personally delivered to the intended recipient; (ii) three (3) business days after having been sent, by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below;
(iii) delivered in person to the address set forth below for the party to whom the notice was given; (iv) at noon of the business day next following after having been deposited into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation or Airborne Express, addressed to such party at the address specified below; or (v) immediately if sent during regular business hours or at 8:30 a.m. local time on the next business day next following an after-hours, weekend or holiday notice sent by facsimile, telegram or telex, provided that receipt for such facsimile, telegram or telex is verified by the sender and followed by a notice sent in accordance with one of the other provisions set forth above. Any notice sent as required by this section and refused by recipient shall be deemed delivered as of the date of such refusal. For purposes of this Section 10.1, the addresses of the parties for all notices are as follows (unless changed by similar notice in writing given by the particular person whose address is to be changed):

IF TO SELLER:                       Bank of America, N.A.
                                    400 North Ashley Drive (FL1-010-08-01)
                                    Tampa, Florida  33602
                                    Attention: Monica Ammann, SVP
                                    Ph:  (813) 224-5176
                                    Fax: (813) 224-3620

WITH A COPY TO:                     Bank of America, N.A.
                                    400 North Ashley Drive (FL1-010-15-02)
                                    Tampa, Florida  33602
                                    Attention:  Claire Bailey Carraway, Esquire
                                    Ph:  (813) 224-5995
                                    Fax: (813) 224-5075

IF TO PURCHASER:                    Joel E. Whittenhall, Senior Vice President
                                    Southern Community Bank
                                    P.O. Box 1899
                                    Bonita Springs, FL 34144
                                    Ph:  (941) 949-6300
                                    Fax: (941) 949-6321

WITH A COURTESY COPY TO:            David L. Cook
                                    Lane & Mittendorf, LLP
                                    Bonita Bay Executive Center
                                    Bonita Springs, FL  34138
                                    Ph:  (941) 947-7450
                                    Fax:(941) 947-7451

IF TO ESCROW AGENT:                 Roetzel & Andress, P.A.
                                    2320 First Street, Suite 1000
                                    Fort Myers, Florida  33901
                                    Attn:  Steven W. Hubbard, Esquire
                                    Ph:  (941) 337-3850
                                    Fax: (941) 337-0970

         10.2 REAL ESTATE COMMISSIONS. Seller agrees to pay Lincoln Property Company Commercial Service Enterprises, Inc. ("Broker") upon the closing of the transaction contemplated hereby, and not otherwise, a cash commission in accordance with a separate agreement between Seller and Broker. Purchaser agrees to pay any commission due Purchaser's broker, if applicable. Purchaser acknowledges that Seller has no obligations, either express or implied, to Purchaser's broker and that this Agreement shall not create any privy of contract between Seller and Purchaser's broker.

         As used herein, "Acquisition Fees" shall mean all fees paid to any person or entity in connection with the selection and purchase of the Property including real estate commissions, selection fees, nonrecurring management and startup fees, development fees or any other fee of similar nature. Seller and Purchaser each hereby agree to indemnify and hold harmless the other from and against any and all claims for Acquisition Fees or similar charges with respect to this transaction, arising by, through or under the indemnifying party, and each further agrees to indemnify and hold harmless the other from any loss or damage resulting from an inaccuracy in the representations contained in this
SECTION 10.2. This indemnification agreement of the parties shall survive the Closing.

         10.3 ENTIRE AGREEMENT. This Agreement embodies the entire agreement between-the parties relative to the subject matter hereof, and there are no oral or written agreements between the parties, nor any representations made by either party relative to the subject matter hereof, which are not expressly set forth herein.

         10.4 AMENDMENT. This Agreement may be amended only by a written instrument executed by the party or parties to be bound thereby.

         10.5 HEADINGS. The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Agreement.

         10.6 TIME OF ESSENCE. Time is of the essence of this Agreement; however, if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Florida, then, in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

         10.7 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida and the laws of the United States pertaining to transactions in such State. All of the parties to this Agreement have participated freely in the negotiation and preparation hereof; accordingly, this Agreement shall not be more strictly construed against and one of the parties hereto.

         10.8 SUCCESSORS AND ASSIGNS: ASSIGNMENT. This agreement shall bind and inure to the benefit of Seller and Purchaser and their respective heirs, executors, administrators, personal and legal representatives, successors and assigns. Purchaser shall not assign Purchaser's rights under this Agreement without the prior written consent of Seller.

         10.9 INVALID PROVISION. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance from this Agreement.

         10.10 ATTORNEYS' FEES. In the event it becomes necessary for either party hereto to file suit to enforce this Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages, as provided herein, reasonable attorneys' fees, paralegal fees and cost incurred in such suit at trial, appellate, bankruptcy and/or administrative proceedings.

         10.11 MULTIPLE COUNTERPARTS AND FACSIMILE EXECUTION. This Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party to be charged. A facsimile copy of this Agreement and any signatures thereon shall be considered for all purposes as originals.

         10.12 DATE OF THIS AGREEMENT. As used in this Agreement, the terms "date of this Agreement" or "date hereof' shall mean and refer to the date on which Seller executes this Agreement.

         10.13 EXHIBITS. The following exhibits are attached to this Agreement and are incorporation into this Agreement and made a part here:

         (a)      EXHIBIT A, the Land;

         (b)      EXHIBIT B, the Escrow Agreement;

         (c)      EXHIBIT C, the Deed; and

         (d)      EXHIBIT D, the Bill of Sale.

         10.14 AUTHORITY. Each party hereto represents and warrants to the other that the execution of this Agreement and any other documents required or necessary to be executed pursuant to the provisions hereof are valid, binding obligations and are enforceable in accordance with their terms.

         10.15 RECORDATION: PUBLICITY. Neither this Agreement nor any memorandum or other summary of this Agreement shall be placed of public record under any circumstances except with the prior written consent of the Seller and the Purchaser. In addition, from and after the effective date of this Agreement, whether this Agreement is closed or terminated, neither Purchaser nor Seller shall make or permit to be made any announcements or press releases concerning the existence of this Agreement, the terms of the purchase of the Property or any other information concerning this agreement or the transaction contemplated herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by persons duly empowered to bind the parties to perform their respective obligations hereunder the day and year set forth beside their respective signatures.

                                             SELLER:

                                             BANK OF AMERICA, N.A., a national
                                             banking association

                                             By: /s/ MONICA L. AMMANN
                                                 ------------------------------
                                             Name:  Monica L. Ammann
                                             Title:  Senior Vice President
                                             Date:  September 25, 2000

                                             PURCHASER:

                                             SOUTHERN COMMUNITY BANK

DATE OF EXECUTION BY PURCHASER:

                                             By: /s/ JOEL E. WHITTENHALL
                                                 ------------------------------
August 25, 2000                              Name:  Joel E. Whittenhall
                                             Title:  Senior Vice President

                   ACKNOWLEDGMENT AND AGREEMENT BY THE AGENT

The undersigned joins in execution of this Agreement for the purpose of representing and warranting to Purchaser and Seller that the undersigned (i) is a duly licensed real estate broker under the real estate licensing act(s) of the State of Florida and any applicable regulations, (ii) is duly authorized to earn and receive a commission in connection with the transaction evidenced by this Agreement, and (iii) acknowledges and agrees to the terms and provisions of SECTION 10.2 hereof, including, without limitation, the entitlement to commission only accruing upon a final closing of the transaction. The undersigned shall indemnify and hold Purchaser and Seller harmless from any, loss, liability, damage, cost or expense (including attorneys' fees) resulting by reason of a breach of the representations and warranties made herein.

                                         AGENT:
                                               -------------------------------
                                         BROKER:
                                               -------------------------------

DATE OF EXECUTION BY AGENT               By:
                                               -------------------------------
                                         Name:
                                               -------------------------------
                                         Title:
                                               -------------------------------

                                   EXHIBIT A

                                      LAND

       (Legal Description to be verified by title commitment and survey.)

                                   EXHIBIT B

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT made and entered into as of the 25th day of September, by and among BANK OF AMERICA, N.A., a national banking association ("Seller"); SOUTHERN COMMUNITY BANK ("Purchaser"); and ROETZEL & ANDRESS, P.A. ("Escrow Agent").

                              STATEMENT OF PURPOSE

         Seller and Purchaser have entered into a Purchase and Sale Agreement dated September 25, 2000, for the sale and purchase of a certain tract of land located in Collier County, Florida, more particularly described in the Purchase and Sale Agreement (the "Property"). Purchaser and Seller desire to have the Escrow Agent hold the Earnest Money as required under the Purchase and Sale Agreement in escrow pursuant to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. APPOINTMENT. Purchaser and Seller hereby appoint Roetzel & Andress, P.A., as Escrow Agent hereunder.

         2. EARNEST MONEY DEPOSIT. Purchaser has delivered and deposited with Escrow Agent the amount of $155,000 representing the Earnest Money as required by the Purchase and Sale Agreement. The Escrow Agent agrees to immediately deposit said funds in an account at a local banking institution in Lee County, the accounts of which are insured by the FDIC, and to hold and disburse said funds, and any interest earned thereon (together the "Earnest Money") as hereinafter provided.

         3. INSTRUCTIONS. Upon written notification from Purchaser and Seller that the sale contemplated is to be consummated, Escrow Agent shall deliver the Earnest Money at Closing by wire transfer to Seller to be applied to the purchase price for the benefit of Purchaser, unless otherwise instructed by the parties hereto. Upon written notification from both Purchaser and Seller that the contemplated sale shall not take place, Escrow Agent shall deliver the Earnest Money to Purchaser or to Seller, as directed, or as otherwise instructed by the parties hereto.

         4. DUTIES OF ESCROW AGENT/EXCULPATION. Purchaser and Seller agree that in performing any of its duties under this Agreement, Escrow Agent shall not be liable for any loss, costs or damage which it may incur as a result of serving as Escrow Agent hereunder, except for any loss, costs or damage arising out of its willful default or negligence. Accordingly, Escrow Agent shall not incur any liability with respect to (a) any action taken or admitted to be taken in good faith upon advice of its counsel given with respect to any questions relating to its duties and responsibilities, or (b) to any action taken or admitted to be taken in reliance upon any document, including any written notice of instruction provided for in this Agreement, not only as to its due execution and validity and effectiveness of its provisions, but also to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Agreement.

         5. INDEMNIFICATION. Purchaser and Seller hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon or incurred by Escrow Agent in connection with its serving as Escrow Agent hereunder, unless such losses, claims, damages, liabilities and expenses are the result of Escrow Agent's willful default or negligence in performing its obligations hereunder.

         6. DISPUTES. In an event of dispute between any of the parties hereto, sufficient in the discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender unto the registry or custody of any court of competent jurisdiction all money or property held by it under the terms of this Agreement, together with such legal pleadings as it deems appropriate and thereupon be discharged.

         IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed and sealed as of the day and year first above written.

                              BANK OF AMERICA, NA., a national banking association

                              By: /s/ MONICA L. AMMANN
                                  ---------------------------------------------
                                   Name:  Monica L. Ammann
                                   Title: Senior Vice President

                              SOUTHERN COMMUNITY BANK

                              By: /s/ JOEL E. WHITTENHALL
                                  ---------------------------------------------
                                   Name:  Joel E. Whittenhall
                                   Title:  Senior Vice President

                              ROETZEL & ANDRESS, P.A.

                                   By:
                                       ----------------------------------------
                                   Name:
                                       ----------------------------------------
                                   Title:
                                       ----------------------------------------

                                   EXHIBIT C

Prepared by and
AFTER RECORDING RETURN TO:

__________________, Esquire
Bank of America, N.A.
400 North Ashley Drive
Tampa, Florida  33602

                             SPECIAL WARRANTY DEED

         Bank of America, N.A., a national banking association, whose address is 400 North Ashley Drive, FL1-010-08-01, Tampa, Florida 33602 ("Grantor"), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) paid to Grantor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, SOLD and CONVEYED and does hereby GRANT, SELL and CONVEY unto ______________________, whose address is ________________________________, ("Grantee") in fee simple, that certain land located in ________ County, Florida, being more particularly described in Exhibit A, attached hereto and incorporated herein by reference, together with all improvements, if any, located on such land (such land and improvements being collectively referred to as the "Property").

         This conveyance is made and accepted subject to all matters (the "Permitted Exceptions") set forth in EXHIBIT B, attached hereto and incorporated herein by reference.

         TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances pertaining thereto, including all of Grantor's right, title and interest in and to adjacent streets, alleys and rights-of-way, subject to the Permitted Exceptions, unto Grantee and Grantee's heirs, successors and assigns forever. And Grantor hereby covenants with Grantee that, except as above noted, that at the time of the delivery of this Special Warranty Deed the Property was free from all encumbrances made by it and that it will warrant and defend the same against the lawful claims and demands of all persons claiming by, through or under it, but against none other.

         BY ACCEPTANCE OF THIS DEED, GRANTEE ACKNOWLEDGES THAT GRANTOR I-LAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, OR-AL, OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH GRANTEE MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR, PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (G) THE MANNER, QUALITY,

STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, OR (H) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY, THAT GRANTOR HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE DISPOSAL OR EXISTENCE, IN OR ON THE PROPERTY, OF ANY HAZARDOUS MATERIALS AS DEFINED IN THE PURCHASE AND SALE AGREEMENT PURSUANT TO WHICH THIS SPECIAL WARRANTY DEED IS DELIVERED, EXCEPT THE WARRANTY OF TITLE EXPRESSLY SET FORTH HEREIN. GRANTEE FURTHER ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS.

         Ad valorem taxes for the present year having been prorated, Grantee hereby assumes payment thereof, and subsequent assessments for that and prior years due to change in land usage, ownership, or both.

         EXECUTED on the date set forth in the acknowledgment attached hereto to be effective as of the ______ day of _____________, ____.

Signed,  sealed and  delivered            BANK OF AMERICA, N.A., a national
in the presence of:                       banking association

WITNESSES:                                By:
                                              --------------------------------
                                          Name:  Monica L. Ammann
                                          Title: Senior Vice President

--------------------------------
Name:
      --------------------------

--------------------------------
Name:
      --------------------------
                                                   [corporate seal]

STATE OF FLORIDA           )
                           ) SS:
COUNTY OF HILLSBOROUGH     )

         The foregoing instrument was acknowledged before me on ____________, ____ by Monica L. Ammann, as Senior Vice President of Bank of America, N.A., a national banking association, on behalf of the association, who is personally known to me or who has produced ______________________ as identification.

                                               Name:
                                                    ---------------------------
             [SEAL]                            NOTARY PUBLIC, State of Florida
                                               Serial Number (if any):

                                               --------------------------------
                                               My Commission Expires:

                                               --------------------------------

                                   EXHIBIT A

                                      LAND

                         [Insert Property Description]

                                   EXHIBIT B

                              PERMITTED EXCEPTIONS
                                    TO DEED

1.       Rights of parties in possession.

2. Governmental rights of police power or eminent domain unless notice of the exercise of such rights appears in the public records as of the date hereof; and the consequences of any law, ordinance or governmental regulation including, but not limited to, building and zoning ordinances.

3. Defects, liens, encumbrances, adverse claims or other matters 1) not known to the Grantor and not shown by the public records but known to the Grantee as of the date hereof and not disclosed in writing by the Grantee to the Grantor prior to the date hereof; 2) resulting in no loss or damage to the Grantee; or 3) attaching or created subsequent to the date hereof.

4. Visible and apparent easements and all underground easements, the existence of which may arise by unrecorded grant or by use.

5.       Any and all unrecorded leases, if any, and rights of parties therein.

6.       Taxes and assessments for the year of closing and subsequent years.

7. All judgments, liens (excluding construction liens), assessments, code enforcement liens, encumbrances, declarations, mineral reservations, covenants, restrictions, reservations, easements, agreements and any other matters as shown on the public records.

8. All matters that would be disclosed by a current survey of the property.

9. Grantee shall not use or permit the Property to be used by any person or entity for "retail banking purposes" (the "Use Restriction") for a period of sixty (60) days from the date hereof, or, in the event Grantor leases the Property from Grantee, sixty (60) days after the lease is terminated (the "Restricted Period"). The term "retail banking purposes" shall include, without limitation, receiving deposits or making loans to the general public, whether done by a state bank, national bank, savings and loan association, credit union or other entity, whether by walk-up or drive-in teller facility or otherwise. In addition, during the Restricted Period: (i) there shall be no signage or advertising of any type placed or permitted upon any portion of the Property that relates to a financial institution, including Grantee (the "Signage Restriction"), and (ii) there shall be no public announcements, advertising, solicitations, business development, notices or other publications relating in any manner to the present or future operation of a financial institution, including Grantee, upon the Property (the "Advertising Restriction"). In the event of a violation of any of the aforesaid Restrictions, Grantor shall be entitled to pursue all remedies available at law or in equity, including, without limitation, injunctive relief. In addition, Grantor shall be entitled to recover from Grantee liquidated damages in the amount of $2,000.00 per day for any violation of the Use Restriction or Signage Restriction and $25,000.00 for each and every violation of the Advertising Restriction. The parties recognize and acknowledge that the foregoing liquidated damages are reasonable and do not constitute a penalty and are being imposed due to the difficulty of calculating the actual damages that would result from a violation of these Restrictions. In the event of any litigation relating to the enforcement of these Restrictions, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorney's fees.

                                   EXHIBIT D

                                  BILL OF SALE
                                      AND
                                   ASSIGNMENT

THE STATE OF FLORIDA        )
                            ) SS:
COUNTY OF HILLSBOROUGH      )

         Bank of America, NA., a national banking association, ("Assignor"), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid to Assignor by _____________________ ("Assignee"), the receipt and sufficiency of which are hereby acknowledged, has ASSIGNED, SOLD, CONVEYED and DELIVERED, and does hereby ASSIGN, SELL, CONVEY and DELIVER unto Assignee, its successors, heirs, executors, administrators, personal representatives and assigns, all of Assignor's right, title and interest, if any, in and to the following:

         All of the fixtures, equipment, machinery, furniture and other personal property (the " Property") placed or installed on or about the real property (the "Real Property") being more particularly described in EXHIBIT A, attached hereto and incorporated herein by reference; and

         This Bill of Sale and Assignment is made and accepted subject to all of the liens, security interests and other matters (the "Permitted Exceptions") shown in any public records or listed in the Special Warranty Deed from Assignor to Assignee, of even date herewith, covering the Property.

         ASSIGNEE TAKES THE PROPERTY "AS IS" AND "WITH ALL FAULTS". ASSIGNOR HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS AS TO THE PHYSICAL CONDITION, OPERATION OR ANY OTHER MATTER AFFECTING OR RELATED TO THE PROPERTY AND THIS BILL OF SALE AND ASSIGNMENT, EXCEPT AS HEREIN SPECIFICALLY SET FORTH OR REFERRED TO, AND ASSIGNEE HEREBY EXPRESSLY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE. ASSIGNOR EXPRESSLY DISCLAIMS AND ASSIGNEE ACKNOWLEDGES AND ACCEPTS THAT ASSIGNOR HAS DISCLAIMED TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY AND ALL REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, CONCERNING THE PROPERTY, INCLUDING, WITHOUT LIMITATION, (i) THE VALUE, CONDITION, MERCHANTABILITY, MARKETABILITY,

PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF THE PROPERTY, (ii) THE MANNER OR QUALITY OF THE CONSTRUCTION OF THE CONSTRUCTION OF MATERIALS, IF ANY, INCORPORATED INTO ANY OF THE PROPERTY AND (iii) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY. ASSIGNOR IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN.

         EXECUTED this _____ day of ____________, ____.

Signed, sealed and delivered               BANK OF AMERICA, N.A., a national
in the presence of:                        banking association

WITNESSES:                                 By:
                                               -------------------------------
                                           Name:  Monica L. Ammann
                                           Title: Senior Vice President
----------------------------------

Name:
      ----------------------------

----------------------------------

Name:
      ----------------------------
                                                   [corporate seal]


STATE OF FLORIDA           )
                           )
COUNTY OF HILLSBOROUGH     )

         The foregoing instrument was acknowledged before me this ___ day of _________, ____ by Monica L. Amman, as Senior Vice President of Bank of America, N.A., a national banking association, on behalf of the association. She is personally known to me or .who has produced as identification.


                                              ---------------------------------
                                              Name:
                                                   ----------------------------
            [SEAL]                            NOTARY PUBLIC, State of Florida
                                              Serial Number (if any):

                                              ---------------------------------
                                              My Commission Expires:

                                              ---------------------------------

                    ADDENDUM TO PURCHASE AND SALE AGREEMENT

         THIS ADDENDUM TO PURCHASE AND SALE AGREEMENT (the "Addendum") is made and entered into this 25th day of September, 2000, by and between BANK OF AMERICA, N.A. ("Seller") and SOUTHERN COMMUNITY BANK ("Purchaser").

         WHEREAS, Purchaser has previously submitted a bid (the "Bid") to purchase certain property from Seller pursuant to a Purchase and Sale Agreement (the "Agreement"); and

         WHEREAS, Purchaser desires to modify the Bid and the terms of the Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the parties agree as follows:

         1. The foregoing recitals are true and correct and are hereby incorporated as a part of this Addendum. In the event of any conflict between this Addendum and the Bid or the Agreement, the terms in this Addendum shall prevail and control.

         2. Section 2.1 of the Agreement is hereby amended by increasing the Purchase Price to One Million Five Hundred Fifty Thousand & No/100 Dollars ($1,550,000).

         3. Purchaser acknowledges and understands that the Agreement, as modified by this Addendum, shall not be binding upon Seller unless and until Seller executes and delivers to Purchaser the Agreement and this Addendum.

         4. Except as specifically modified herein, the Bid and the Agreement shall remain unchanged.

         5. A facsimile copy of this Addendum and any signatures hereon shall be considered all purposes as originals.

         IN WITNESS WHEREOF, the parties have executed this Addendum as of the day and year first set forth above.

BANK OF AMERICA, N.A.                     SOUTHERN COMMUNITY BANK

By: /s/ MONICA L. AMMANN                  By: /s/ JOEL E. WHITTENHALL
    ---------------------------               --------------------------------
Name:   Monica L. Ammann                  Name:  Joel E. Whittenhall
Title:  Senior Vice President             Title: Senior Vice President
Date:   September 25, 2000                Date:  September 25, 2000




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